Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS Q3 2008 REVENUES UP 41%; NET INCOME UP 39%: TOTAL REVENUES $112.4
MILLION; CUBICIN® NET PRODUCT REVENUES $110.6 MILLION

GAAP Basic and Diluted Net Income of $0.49 and $0.44 Per Share, Respectively NON-GAAP Basic and Diluted Net Income of $0.54 and $0.48 Per Share, Respectively

Earnings Conference Call & Webcast Today (With Slides) at 5:00 p.m. EDT

Lexington, MA, October 16, 2008 — Cubist Pharmaceuticals, Inc. (NASDAQ:  CBST) today reported results for the third quarter ended September 30, 2008. Cubist’s total net revenues from CUBICIN® (daptomycin for injection) increased 45% from the prior year, from $76.3 million in the third quarter of 2007 to $110.6 million in the third quarter of 2008.  U.S. net product revenue from CUBICIN was $109.2 million. Total revenues for the third quarter of 2008 increased 41% over the third quarter of 2007 from $79.8 million in the third quarter of 2007 to $112.4 million in the third quarter of 2008. Included in total revenues for the third quarter of 2008 is $1.4 million of service revenue relating to Cubist’s exclusive agreement with AstraZeneca to sell and provide other support in the United States for MERREM® I.V. (meropenem for injection).

Net income for the third quarter ended September 30, 2008 on a GAAP basis was $27.9 million, or $0.49 and $0.44 per basic and diluted share, respectively, as compared to $20.0 million, or $0.36 and $0.32 per basic and diluted share, respectively, for the third quarter of 2007. Third quarter 2008 GAAP net income includes $2.9 million, or $0.05 and $0.04 per basic and diluted share net of tax, respectively, in stock-based compensation expenses.

Non-GAAP net income for the third quarter ended September 30, 2008, excluding the stock-based compensation expenses described above, was $30.8 million, or $0.54 and $0.48 per basic and diluted share, respectively.

As of September 30, 2008, Cubist had $373.1 million in cash, cash equivalents and investments. The total number of common shares outstanding at September 30, 2008 was 56,897,048.

Use of Non-GAAP Financial Measures

Cubist uses non-GAAP net income (loss) and non-GAAP net income (loss) per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities and because management believes these measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These measures should not be considered an alternative to measurements required by GAAP, such as net income (loss) and net income (loss) per share, and should not be considered measures of our liquidity.  In addition, these non-GAAP measures are unlikely to be comparable with non-GAAP information provided by other companies.  A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

CONFERENCE CALL & WEBCAST INFORMATION

Cubist will host a conference call and live audio webcast to discuss its third quarter 2008 financial results, business activities and financial outlook.

WHEN:  Thursday, October 16, 2008 at 5:00 p.m. EDT

LIVE DOMESTIC & CANADA CALL-IN: 877-407-0778

LIVE INTERNATIONAL CALL-IN:  201-689-8565

24-HOUR REPLAY DOMESTIC & CANADA:  877-660-6853

24-HOUR REPLAY INTERNATIONAL:  201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):
ACCOUNT #: 286  CONFERENCE ID #: 295809

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days at www.cubist.com

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides.  The Cubist product pipeline includes ecallantide, a recombinant human protein in Phase 2 clinical trials for the prevention of blood loss during cardiothoracic surgery, and pre-clinical programs that address unmet medical needs in Gram-negative infections, CDAD (Clostridium difficile-associated diarrhea), and HCV (Hepatitis C infections).  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

###

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Cash, cash equivalents and investments	$373,140	$398,184
Accounts receivable, net	40,925	29,075
Inventory	19,381	18,733
Property and equipment, net	66,561	50,150
Other assets	35,509	38,373

Total assets	$535,516	$534,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$65,723	$65,299
Deferred revenue	18,735	17,816
Debt and other long-term liabilities	303,726	352,698
Total liabilities	388,184	435,813

Total stockholders’ equity	147,332	98,702

Total liabilities and stockholders’ equity	$535,516	$534,515

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2008		2007		2008		2007
Revenues:
U.S. product revenues, net	$109,199		$75,365		$294,623		$201,184
International product revenues	1,426		961		5,233		4,102
Service revenues	1,418		—		1,418		—
Other revenues	392		3,470		1,212		3,753
Total revenues, net	112,435		79,796		302,486		209,039

Costs and expenses:
Cost of product revenues	23,523		17,153		65,573		49,725
Research and development	28,629		17,890		96,186		50,905
Sales and marketing	22,223		18,022		64,393		49,009
General and administrative	9,341		8,485		31,295		23,992
Total costs and expenses	83,716		61,550		257,447		173,631

Operating income	28,719		18,246		45,039		35,408

Other income, net	594		2,452		3,898		6,069

Income before income taxes	29,313		20,698		48,937		41,477

Provision for income taxes	1,387		675		2,153		1,363

Net income	$27,926		$20,023		$46,784		$40,114

Basic net income per common share	$0.49		$0.36		$0.83		$0.72
Diluted net income per common share	$0.44	(1)	$0.32	(1)	$0.75	(2)	$0.68	(1)

Shares used in calculating:
Basic net income per common share	56,761,058		55,758,384		56,458,964		55,430,566
Diluted net income per common share	67,960,170		69,022,090		67,832,329		68,715,942

(1)   Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect

(2)   Includes add back of interest expense, debt issuance costs and net gain on repurchase of 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Nine months ended
	September 30,				September 30,
	2008		2007		2008		2007

GAAP net income	$27,926		$20,023		$46,784		$40,114

Ecallantide licensing fees	—		—		17,500

Stock-based compensation expense under SFAS 123(R)	2,963		2,565		8,798		7,896

Write off of assets disposed of to build new lab space	—		—		2,323		—

Income tax effect of Non-GAAP adjustments	(74)		(85)		(715)		(260)

Non-GAAP proforma net income	$30,815		$22,503		$74,690		$47,750

Non-GAAP basic net income per common share	$0.54		$0.40		$1.32		$0.86
Non-GAAP diluted net income per common share	$0.48	(1)	$0.36	(1)	$1.16	(2)	$0.79	(1)

Shares used in calculating:
Non-GAAP basic net income per common share	56,761,058		55,758,384		56,458,964		55,430,566
Non-GAAP diluted net income per common share	67,960,170		69,022,090		67,832,329		68,715,942

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect

(2) Includes add back of interest expense, debt issuance costs and net gain on repurchase of 2.25% notes to income, net of tax effect